UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	30-0893689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

633 West 5th Street, 28th Floor

Los Angeles, California 90071

(Address of principal executive offices) (zip code)

(323) 688-7911

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On March 27, 2017, we filed a Current Report on Form 8-K to announce a series of events, the earliest being the March 21, 2017, series of related transactions, pursuant to which we indirectly acquired 51% of the then-issued and outstanding shares of capital stock of PCH. Subsequently, it became clear to us that the acquisition transaction and the then-prospective, anticipated benefits were not going to manifest themselves in a timely manner and in the magnitude that we had originally anticipated.

Accordingly, through a Settlement Agreement and Mutual General Release, with an effective date of August 16, 2017 (the “Agreement”), we “unwound” the acquisition and entered into a series of mutual releases with, among others, PCH, Mr. Pyatt, and, Mr. Goh, but solely in connection with his status as an equity holder of PCH. As the information set forth herein is merely a descriptive summary of the Agreement, it cannot contain every detail contained therein. A copy of the Agreement is filed with this Current Report as Exhibit 10.122.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(a) and (b) In anticipation of the possibility of certain changes in the composition of our board and our executive suite, our Board of Directors, at a Special Meeting held on July 28, 2017, named Ned Siegel, our long-standing non-executive Chairman of the Board, as our Executive Chairman for the four-month period that expires on November 30, 2017.

Thereafter, effective August 16, 2017, Clint Pyatt, who served as our president and one of our directors, resigned from those positions in connection with our agreement of that date (the “Agreement”) with, among others, him, our then-51%-owned subsidiary, PCH Investment Group, Inc. (“PCH”), of which he was an executive officer, director, and a principal. For information concerning the Agreement, please see Section 1, Item 1.02, above. In connection with the Agreement and his resignation, there were no disagreements between Mr. Pyatt and us.

In addition, on August 11, 2017, Jeff Goh, who served as our Chief Executive Officer and one of our directors tendered his resignation. Mr. Goh is a former director and executive officer of PCH and, as of the date of his resignation, remained an owner of one-third of the outstanding capital stock of PCH. Prior to the tendering of his resignation, Mr. Goh and one of the members of our Board’s special committee had engaged in certain conversations in respect of Mr. Goh’s future with us or the methods by which he might exit from his positions with us. As a result of those conversations ultimately not coming to a mutually satisfactory conclusion, Mr. Goh tendered his resignation from all positions with us. We believe that Mr. Goh’s resignations as an executive officer and a director was caused, in whole or in part, by his belief that he was no longer permitted to fulfill his position as our chief executive officer and his concern that he was not being compensated in a manner consistent with his understandings of our obligations to him. As noted in the resignation letter that he provided us, Mr. Goh has filed a wage claim with the Department of Industrial Relations, Division of Labor Standards Enforcement. As the information set forth herein is merely a descriptive summary of Mr. Goh’s resignation, it cannot contain every detail contained in his resignation letter, a copy of which is filed with this Current Report as Exhibit 10.123.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.122	Settlement Agreement and Mutual General Release, with effective date of August 16, 2017
10.123	Letter from Jeff Goh, dated August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: August 23, 2017	By:	/s/ Ned Siegel
	Name:	Ned Siegel
	Title:	Executive Chairman

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